B&P

Bernstein & Pinchuk
ACCOUNTANTS AND CONSULTANTS

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-3 of our report dated March 31, 2010, except for Note 2a to the consolidated financial statements, for which the date is July 12, 2010 relating to the consolidated balance sheets of Jingwei International Limited and subsidiaries as of December 31, 2009 and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for the year then ended.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Bernstein & Pinchuk LLP

New York, New York
July 14, 2010

Bernstein & Pinchuk LLP
NEW YORK OFFICE Seven Penn Plaza Suite 830 New York New York 10001 Tel 212.279.7900 Fax 212.279.7901
BEIJING OFFICE Rm. 610, Tower E1, Oriental Plaza No. 1 East Chang An Avenue Dong Cheng District, Beijing, China 100738 Tel 86.10.85187992 Fax 86.10.85187993
中国北京市东城区东长安街1号 东方广场东一办公楼610室 100738 电话: 86.10.85187992 传真: 86.10.85187993

www.bpaccountants.com